INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of SFX Broadcasting, Inc., on Form S-4 of our report dated February 20, 1995 (March 9, 1995 as to Note 9) relating to the consolidated statements of operations and cash flows of Southern Starr Broadcasting Group, Inc. and its subsidiaries for the nine months ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


                                            /s/ Deloitte & Touche LLP


Washington, D.C.
October 1, 1996